Exhibit 99.7

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”), dated as of October __, 2016, is entered into by and among NI Holdings, Inc., a North Dakota corporation (the “Company”), Nodak Mutual Insurance Company, a North Dakota mutual insurance company (“Nodak Mutual”), Griffin Financial Group LLC (the “Placement Agent”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, (“WSFS Bank”) as escrow agent (the “Escrow Agent”).

WHEREAS, the Company has filed a registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) in connection with a public offering (the “Offering”) of up to 10,350,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”). The Offering is being conducted in connection with the conversion of Nodak Mutual from mutual to stock form (the “Conversion”).

Nodak Mutual has entered into an engagement letter dated December 9, 2015 with the Placement Agent pursuant to which the Placement Agent will assist the Company in connection with the Offering and, if necessary, will form a syndicate of registered broker-dealers to sell any shares not sold in the subscription and community offering phases of the Offering.

WHEREAS, the Company and the Placement Agent desire to deposit funds received from persons who submit stock order forms in the Offering (the “Investors”) with the Escrow Agent, to be held for the benefit of the Investors and the Company until such time as the minimum aggregate purchase price of $_______ (the “Minimum Aggregate Purchase Price”) for the shares of Common Stock sold to Investors (the “Shares”) has been deposited into escrow in accordance with the terms of this Escrow Agreement.

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.            Escrow of Investor Funds.

(a)          On or before the commencement of the Offering, the Company shall establish an escrow account with the Escrow Agent (the “Escrow Account”). All funds received from Investors in payment for the Shares (“Investor Funds”) will be delivered to the Escrow Agent within one (1) business day following the day upon which such Investor Funds are received by the Company or the Placement Agent, and shall, upon receipt of good and collected funds by the Escrow Agent, be retained in the Escrow Account by the Escrow Agent and invested as stated below. During the term of this Escrow Agreement, the Company and the Placement Agent shall instruct Investors to make all checks payable to the order of “Christiana Trust, on behalf of NI Holdings, Inc.” and shall cause all checks received by each of them in payment for the Shares to be endorsed in favor of the Escrow Agent and delivered to the Escrow Agent for deposit in the Escrow Account. Investor Funds also may be wired directly to the Escrow Account using wire instructions provided by the Escrow Agent.

(b)          Escrow Agent shall have no duty to make any disbursement, investment or other use of Investor Funds until and unless it has good and collected funds. In the event that any checks deposited in the Escrow Account are returned or prove uncollectible, the Escrow Agent shall promptly notify the Company and Computershare, Inc., as Subscription Agent for the Offering (the “Subscription Agent”), and the Escrow Agent shall deliver the returned checks to the Subscription Agent. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent reserves the right to deny, suspend or terminate participation by an Investor to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Offering.

2.            Identity of Investors. A copy of the Stock Order Form relating to the sale of the Shares is attached as Exhibit A-1 to this Escrow Agreement. The Company, the Subscription Agent, or the Placement Agent shall furnish to the Escrow Agent with each delivery of Investor Funds, a list of the Investors who have paid for the Shares showing the name, address, tax identification number, amount of Shares subscribed for and the amount paid and deposited with the Escrow Agent. This information comprising the identity of Investors shall be provided to the Escrow Agent in the format set forth on Exhibit B to this Escrow Agreement (the “List of Investors”). All Investor Funds so deposited shall not be subject to any liens or charges by the Company, the Placement Agent or the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Investor Funds on deposit in the Escrow Account and no such funds shall become the property of the Company except when released to the Company pursuant to Section 3 of this Escrow Agreement. The Company, the Placement Agent and the Escrow Agent will treat all Investor information as confidential. The Escrow Agent shall not be required to accept any Investor Funds which are not accompanied by the information on the List of Investors.

3.            Disbursement of Funds.

(a)          In the event the Escrow Agent receives written notice from the Company or the Placement Agent that the Company or Placement Agent has rejected an Investor’s subscription, the Escrow Agent shall pay to the applicable Investor, within ten (10) business days after receiving notice of the rejection, by first class United States Mail at the address appearing on the List of Investors, or at such other address or fed wire instructions as are furnished to the Escrow Agent by the Investor in writing, all collected sums paid by the Investor for Shares and received by the Escrow Agent, without interest.

(b)          Once the Escrow Agent is in receipt of good and collected Investor Funds totaling the Minimum Aggregate Purchase Price, the Escrow Agent shall notify the Company and Placement Agent of the same in writing. If the Minimum Aggregate Purchase Price is received into the Escrow Account at any time before the Termination Date (as defined in Section 4 of this Escrow Agreement), then the Escrow Agent shall pay out the Investor Funds and all earnings thereon when and as directed in writing by the Company and the Placement Agent.

(c)          If the Minimum Aggregate Purchase Price has not been received by the Escrow Agent before the Termination Date, the Escrow Agent shall, within ten (10) business days after the Termination Date, refund to each Investor by first class United States Mail at the address appearing on the List of Investors, or at such other address or fed wire instructions as are furnished to the Escrow Agent by the Investor in writing, all sums paid by the Investor for Shares and received by the Escrow Agent, without interest, and shall then notify the Company and Placement Agent in writing of such refunds.

4.            Term of Escrow. The “Termination Date” shall be ________, 201_; provided, however, that in all events this Escrow Agreement shall terminate not later than (i) such time as the Escrow Agent has disbursed the Investor Funds pursuant to the terms of this Escrow Agreement, (ii) the date the Escrow Agent receives written notice from the Company or the Placement Agent that the Company is abandoning the sale of the Shares, (iii) the date the Escrow Agent receives notice from the Commission that a stop or similar order has been issued with respect to the Offering, or (iv) the date the Escrow Agent institutes an interpleader or similar action. After the Termination Date, the Company and the Placement Agent shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Investors.

5.            Duty and Limitation on Liability of the Escrow Agent.

(a)           The Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement. Neither the Prospectus nor any other agreement or document shall govern the Escrow Agent, even if such other agreement or document is referred to herein, is deposited with, or is otherwise known to, the Escrow Agent.

(b)           The Escrow Agent shall be under no duty to determine whether the Company or the Placement Agent is complying with the requirements of the Offering or applicable securities or other laws in tendering the Investor Funds to the Escrow Agent. The Escrow Agent shall not be responsible for, or be required to enforce, any of the terms or conditions of any Offering document or other agreement between the Company or the Placement Agent and any other party.

(c)           The Escrow Agent may conclusively rely upon and shall be fully protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document. Upon or before the execution of this Escrow Agreement, the Company and the Placement Agent shall deliver to the Escrow Agent authorized signers’ lists in the form of Exhibit C-1 and Exhibit C-2 to this Escrow Agreement.

(d)           The Escrow Agent shall be under no obligation to institute and/or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction.

(e)          The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon the advice of such counsel.

(f)           The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss.

(g)          The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any person by reason of this Escrow Agreement, except as otherwise explicitly set forth in this Escrow Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Escrow Agreement against the Escrow Agent.

(h)           In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, including any Investor, resulting in adverse or conflicting claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies.

(i)            In the event that any controversy should arise with respect to this Escrow Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.

(j)            In no event shall the Escrow Agent be liable, directly or indirectly, for any special, indirect or consequential losses or damages of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

(k)           The parties agree that the Escrow Agent had no role in the preparation of the Prospectus or other Offering documents, has not reviewed any such documents, and makes no representations or warranties with respect to the information contained therein or omitted therefrom.

(l)            The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Prospectus or other Offering documents or the issuance, offering or sale of the Shares.

(m)          The Escrow Agent shall have no duty or obligation to monitor the application and use of the Investor Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.

(n)          The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

6.            Escrow Agent’s Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the signed fee schedule, which compensation shall be paid by Nodak Mutual. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation relating to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including attorney’s fees and expenses, occasioned by any delay, controversy, litigation or event, and the same shall be paid by Nodak Mutual. Nodak Mutual’s obligations under this Section 6 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Escrow Agreement.

7.            Investment of Investor Funds; Income Allocation and Reporting.

(a)          The Escrow Agent shall invest the Investor Funds, including any and all interest and investment income, in accordance with the written instructions provided to the Escrow Agent and signed by the Company. In the absence of written investment instructions from the Company, the Escrow Agent shall deposit and invest the Investor Funds, including any and all interest and investment income, in a WSFS Bank Money Market Deposit Account, which is further described herein on Exhibit E. Any interest received by the Escrow Agent with respect to the Investor Funds, including reinvested interest shall become part of the Investor Funds, and shall be disbursed pursuant to Section 3 of this Escrow Agreement. The Company agrees that, for tax reporting purposes, all interest or other taxable income earned on the Investor Funds in any tax year shall be taxable to the Company.

(b)          The Escrow Agent shall be entitled to sell or redeem any such investments as the Escrow Agent deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

(c)          Upon or before the execution of this Escrow Agreement, the Company shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate IRS forms W-9 or W-8 and other forms and documents that the Escrow Agent may reasonably request. The Company understands that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Investor Funds pursuant to this Escrow Agreement. The Company shall also provide tax reporting documentation for the Investors as the Escrow Agent may reasonably request.

(d)          Nodak Mutual agrees to indemnify and hold the Escrow Agent harmless from and against any and all taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to the Investor Funds unless any such tax, addition for late payment, interest, penalties and other expenses shall be determined by a court of competent jurisdiction to have been primarily caused by the Escrow Agent’s gross negligence or willful misconduct. The terms of this paragraph shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

8.            Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile or email to the facsimile number or email address given below, with written confirmation of receipt, provided that such transmission is sent prior to 5:00 p.m. Eastern Time on a Business Day, and if sent after 5:00 p.m. Eastern Time or on a day that is not a Business Day, then such transmission will be deemed to have been given on the next Business Day, (c) on the Business Day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, if next Business Day delivery is requested, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by United States first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company or Nodak Mutual:

Nodak Mutual Insurance Company
1101 First Avenue North
Fargo, ND 58102
Attention: Brian R. Doom

Phone: (701) 298-4200
Email: bdoom@nodakmutual.com
Facsimile: _______________

If to Placement Agent:

Griffin Financial Group LLC
620 Freedom Business Center
King of Prussia, PA
Attention: Jeffrey P. Waldron

Phone: (610) 205-6028
Email: jpw@griffinfingroup.com |
Facsimile: (610) 371-7974

If to Escrow Agent:

Christiana Trust a Division of WSFS Bank
501 Carr Road, Suite 100
Wilmington, DE 19801
Attention: Corporate Trust-Raye Goldsborough
Tel: (302) 888-7580
Fax: (302) 421-9137

Any party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

9.            Indemnification of Escrow Agent. Nodak Mutual hereby indemnifies, defends and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this Section 9 shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

10.          Resignation. The Escrow Agent may resign upon thirty (30) days’ advance written notice to the Company and the Placement Agent. If a successor escrow agent is not appointed within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Investor Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

11.          Successors and Assigns. Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets in whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

12.          Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

13.          Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

14.          Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement. The Company and the Placement Agent agree that any requested waiver, modification or amendment of this Escrow Agreement shall be consistent with the terms of the Offering.

15.          Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

16.          Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

17.          Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Any signature delivered by facsimile or email (including any delivery by PDF) shall bind the parties hereto with the same effect as the delivery of a manually signed signature page.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

Nodak Mutual Insurance Company

By:
Its:

NI Holdings, Inc.

By:
Its:

Griffin Financial Group LLC

By:
Its:

Wilmington savings fund society, as Escrow Agent DBA Christiana Trust

By:
Its:
Date:

Exhibit A-1

STOCK ORDER FORM

Exhibit B

List of Investors

Pursuant to the Escrow Agreement dated October __, 2016 by and among NI Holdings, Inc. (the “Company”), Nodak Mutual Insurance Company (“Nodak Mutual”), Griffin Financial Group LLC (the “Placement Agent”), and Christiana Trust, a division of Wilmington Savings Fund, FSB, as escrow agent (the “Escrow Agent”), the Company and the Placement Agent hereby certify that the following Investors have paid money for the purchase of shares of common stock, par value $0.01 per share, of the Company (the “Shares”), and the money has been deposited with the Escrow Agent:

1.	Name of Investor

Address

Tax Identification Number

Amount of Shares subscribed for

Amount of money paid and deposited with Escrow Agent

2.	Name of Investor

Address

Tax Identification Number

Amount of Shares subscribed for

Amount of money paid and deposited with Escrow Agent

Company:
By:
Its:
Date:

Placement Agent:
By:
Its:
Date:

EXHIBIT C-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Griffin Financial Group LLC and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-1 is attached, on behalf of Griffin Financial Group LLC.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of NI Holdings, Inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-2 is attached, on behalf of NI Holdings, Inc.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit D

Escrow Agent Fees

Separate signed fee agreement.

EXHIBIT E

Money Market election form will be attached separately, and will be inserted as exhibit once executed by authorized person